Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the incorporation by reference herein of our reports dated March 17, 2021, with respect to the consolidated financial statements of Sierra Wireless, Inc. and the effectiveness of internal control over financial reporting of Sierra Wireless, Inc. included in its Annual Report (Form 40-F) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chartered Professional Accountants
Vancouver, Canada
October 21, 2021